As filed with the Securities and Exchange Commission on February 17, 2009
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

AutoNation, Inc.
(Exact name of registrant as specified in its charter)

Delaware	73-1105145
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

110 S.E. 6th Street
Fort Lauderdale, FL 33301
(954) 769-6000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jonathan P. Ferrando
Executive Vice President, General Counsel and Secretary
110 S.E. 6th Street
Fort Lauderdale, FL 33301
(954) 769-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
	Amount to be	Offering Price	Aggregate Offering	Registration
Title of Each Class of Securities to be Registered	Registered	Per Unit	Price	Fee

Common Stock, $0.01 par value

Preferred Stock, $0.01 par value	(1)

Debt securities

Warrants

Subscription Rights

Depositary Shares

Stock Purchase Contracts

Units(2)

(1)	An indeterminate aggregate initial offering price, principal amount or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices or upon conversion, exchange or exercise of securities registered hereunder to the extent any such securities are, by their terms, convertible into, or exchangeable or exercisable for, such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rule 456(b) and Rule 457(r), the Registrant is deferring payment of the registration fee.

(2)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

PROSPECTUS

AutoNation, Inc.

COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
WARRANTS
SUBSCRIPTION RIGHTS
DEPOSITARY SHARES
STOCK PURCHASE CONTRACTS
UNITS

We may from time to time offer to sell, together or separately, common stock, preferred stock, debt securities, warrants, subscription rights to purchase common stock or preferred stock, depositary shares or stock purchase contracts, as well as units that include any of these securities. The debt securities may consist of debentures, notes or other types of debt. The preferred stock, debt securities, warrants and stock purchase contracts may be convertible or exercisable or exchangeable for common or preferred stock or other securities.

We will provide specific terms of these securities in one or more supplements to this prospectus at the time of offering. You should read this prospectus and any relevant prospectus supplement or free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, carefully before you make your investment decision with respect to any offering.

Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol “AN.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or a free writing prospectus.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers. The prospectus supplement or free writing prospectus for an offering of securities will describe in detail the plan of distribution for that offering.

Investing in our securities involves certain risks. You should carefully consider the risks described under “Risk Factors” in our most recent annual report on Form 10-K, which is incorporated by reference herein, as well the other information contained or incorporated by reference in this prospectus or in any prospectus supplement or free writing prospectus hereto before making a decision to invest in our securities. See “Risk Factors” on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 17, 2009

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included or incorporated herein regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “seeks,” “projects,” “will,” “would,” and similar expressions or expressions of the negative of these terms. Such statements are only predictions and, accordingly, are subject to substantial risks, uncertainties and assumptions.

We intend for our forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we set forth this statement in order to comply with such safe harbor provisions. Although we believe that the expectations, plans, intentions, and projections reflected in our forward-looking statements are reasonable, such statements are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. The risks, uncertainties, and other factors that our stockholders and prospective investors should consider include, but are not limited to, the following:

•	The automotive retailing industry is sensitive to changing economic conditions and various other factors. Our business and results of operations are substantially dependent on new vehicle sales levels in the United States and in our particular geographic markets and the level of gross profit margins that we can achieve on our sales of new vehicles, all of which are very difficult to predict.

•	Our results of operations and financial condition have been and could continue to be adversely affected by the conditions in the credit markets and the declining economic conditions in the United States.

•	Our revolving credit facility, term loan facility, mortgage facility, and the indenture relating to our senior unsecured notes contain certain financial ratios and other restrictions on our ability to conduct our business.

•	Our substantial indebtedness could adversely affect our financial condition and operations and prevent us from fulfilling our debt service obligations.

•	We are dependent upon the success and continued financial viability of the vehicle manufacturers and distributors with which we hold franchises.

•	Goodwill and other intangible assets comprise a significant portion of our total assets. We must test our intangible assets for impairment at least annually, which may result in a material, non-cash write-down of goodwill or franchise rights and could have a material adverse impact on our results of operations and stockholders’ equity.

•	Our new vehicle sales are impacted by the consumer incentive and marketing programs of vehicle manufacturers.

•	Natural disasters and adverse weather events can disrupt our business.

•	We are subject to restrictions imposed by and significant influence from vehicle manufacturers that may adversely impact our business, financial condition, results of operations, cash flows, and prospects, including our ability to acquire additional stores.

•	We are subject to numerous legal and administrative proceedings, which, if the outcomes are adverse to us, could materially adversely affect our business, results of operations, financial condition, cash flows, and prospects.

•	Our operations, including, without limitation, our sales of finance and insurance and vehicle protection products, are subject to extensive governmental laws and regulations. If we are found to be in violation of or subject to liabilities under any of these laws or regulations, or if new laws or regulations are enacted that adversely affect our operations, our business, operating results, and prospects could suffer.

•	We are subject to interest rate risk in connection with our floorplan payable, revolving credit facility, term loan facility, and floating rate senior unsecured notes that could have a material adverse effect on our profitability.

•	Our largest stockholder, as a result of its voting ownership, may have the ability to exert substantial influence over actions to be taken or approved by our stockholders.

Please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and to our subsequent filings with the Securities and Exchange Commission (the “SEC”) for additional discussion of the foregoing risks. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the SEC. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement or a free writing prospectus that will contain specific information about the terms of that offering. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and any applicable prospectus supplement or free writing prospectus together with additional information described under the heading “Where You Can Find Additional Information” before deciding to invest in any of the securities being offered.

You should rely only on the information contained in or incorporated by reference in this prospectus or any related prospectus supplement or free writing prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

You should not assume that the information contained in this prospectus or any prospectus supplement or free writing prospectus is accurate on any date other than the date on the front cover of such documents or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any prospectus supplement or free writing prospectus is delivered or shares are sold on a later date. Neither the delivery of this prospectus or any applicable prospectus supplement or free writing prospectus nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or free writing prospectus or in our affairs since the date of this prospectus or any applicable prospectus supplement or free writing prospectus.

For convenience, the terms “AutoNation,” “the Company,” “we,” “us,” and “our” are used in this prospectus to refer to AutoNation, Inc. and its subsidiaries, unless otherwise required by the context. Our dealership operations are conducted by our subsidiaries.

THE COMPANY

This summary highlights certain information about AutoNation, Inc. Because it is a summary, it does not contain all the information you should consider before investing in our securities. You should read carefully this entire prospectus, any prospectus supplement or free writing prospectus and the documents that we incorporate herein and therein by reference, including the sections entitled “Risk Factors” and our financial statements and related notes. You may obtain a copy of the documents that we incorporate by reference without charge by following the instructions in the section below entitled “Where You Can Find Additional Information.”

AutoNation, Inc., through its subsidiaries, is the largest automotive retailer in the United States. As of December 31, 2008, we owned and operated 302 new vehicle franchises from 232 stores located in major metropolitan markets, predominantly in the Sunbelt region of the United States. Our stores, which we believe are some of the most recognizable and well-known in our key markets, sell 37 different brands of new vehicles. The core brands of vehicles that we sell, representing approximately 96% of the new vehicles that we sold in 2008, are manufactured by Toyota, Ford, Honda, Nissan, General Motors, Daimler, BMW, and Chrysler.

We offer a diversified range of automotive products and services, including new vehicles, used vehicles, parts and automotive services, and automotive finance and insurance products. We also arrange financing for vehicle purchases through third-party finance sources. We believe that the significant scale of our operations and the quality of our managerial talent allow us to achieve efficiencies in our key markets by, among other things, leveraging our market brands and advertising, improving asset management, implementing standardized processes, and increasing productivity across all of our stores.

We were incorporated in Delaware in 1991. Our principal executive offices are located at 110 S.E. 6th Street, Fort Lauderdale, FL 33301, and our telephone number at that address is (954) 769-6000. We maintain a web site at www.autonation.com. Information contained in or accessed through our web site does not constitute a part of this prospectus.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider, among other things, the matters discussed under “Risk Factors” in Part 1, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2008, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement or free writing prospectus and any risk factors set forth in our other filings with the SEC, all of which are incorporated by reference to this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act. For more information, see the section entitled “Where You Can Find Additional Information.” These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement or a free writing prospectus, the net proceeds from the sale of the securities will be used for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Year Ended December 31,
	2008		2007	2006	2005	2004

Ratio of earnings to fixed charges		*	2.7	3.1	4.1	4.1

*	In the year ended December 31, 2008, earnings were insufficient to cover fixed charges by $1.42 billion due to non-cash impairment charges of $1.76 billion.

The ratio of earnings to fixed charges is calculated by dividing earnings, as defined, by fixed charges, as defined. For this purpose, “earnings” consist of income from continuing operations before taxes, earnings from unconsolidated affiliates and fixed charges. “Fixed charges” consist of interest on indebtedness, including floorplan interest, amortization of debt issuance costs and the estimated portion of rental expense we deem to be representative of the interest factor of rental payments under operating leases.

We did not have any preferred stock outstanding for the periods presented, and therefore the ratios of earnings to combined fixed charges and preferred stock dividends would be the same as the ratios of earnings to fixed charges presented above.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is based upon our Third Amended and Restated Certificate of Incorporation, as amended (our “Certificate of Incorporation”), our Amended and Restated By-Laws (our “By-Laws”) and applicable provisions of law. We have summarized certain portions of our Certificate of Incorporation and By-Laws below. The summary is not complete and is subject to, and is qualified in its entirety by, the applicable provisions of the Delaware General Corporation Law (“DGCL”), our Certificate of Incorporation and our By-Laws, which are incorporated by reference herein. You should read our Certificate of Incorporation and By-Laws for the provisions that are important to you.

Copies of our Certificate of Incorporation and By-Laws are available upon request. Please see “Where You Can Find Additional Information” below.

Capital Stock

Under our Certificate of Incorporation, our authorized capital stock consists of 1,500,000,000 shares of common stock, $0.01 par value, and 5,000,000 shares of preferred stock, $0.01 par value. As of February 9, 2009, there were 176,853,283 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

Our common stock is listed on the New York Stock Exchange under the ticker symbol “AN.” Each holder of shares of our common stock is entitled to one vote for each share held of record on the applicable record date on all matters submitted to a vote of stockholders. Subject to any preferential dividend rights granted to the holders of any shares of our preferred stock that may at the time be outstanding, holders of our common stock are entitled to receive dividends as may be declared from time to time by our Board of Directors (“Board”) out of funds legally available therefor. Upon any liquidation or dissolution of AutoNation, holders of our common stock are entitled to share pro rata in all remaining assets available for distribution to stockholders after payment or providing for our liabilities and the liquidation preference of any outstanding preferred stock. Holders of our common stock have no preemptive right to purchase, subscribe for or otherwise acquire any unissued or treasury shares or other securities.

Preferred Stock

Our Certificate of Incorporation authorizes our Board to create preferred stock in one or more classes or series and to fix for each such class or series the voting powers, designations, preferences and relative, participating, optional or other special rights and any qualifications, limitations or restrictions thereof. Our Board is authorized to, among other things, provide that any such class or series of preferred stock may be (i) entitled to voting powers, full or limited (ii) subject to redemption at such time or times and at such price or prices as our Board may establish; (iii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series as our Board may establish; (iv) entitled to such rights upon the dissolution of us, or upon any distribution of our assets, as our Board may establish; or (v) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of ours at such price or prices or at such rates of exchange and with such adjustments as our Board may establish. Issuance of preferred stock could discourage bids for the common stock at a premium as well as create a depressive effect on the market price of the common stock. As of the date hereof, no shares of preferred stock are outstanding.

Certain Anti-Takeover Provisions of Our Certificate of Incorporation and By-Laws and the DGCL

Certain provisions in our Certificate of Incorporation and By-Laws and the DGCL may have the effect of delaying, deferring or discouraging another party from acquiring us. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board.

Advance Notice of Shareholder Proposals or Nominations

Our By-Laws provide that shareholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board or by a shareholder who was a shareholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to our Corporate Secretary timely written notice, in proper form, of the shareholder’s intention to bring that proposal or nomination before the meeting. In addition to certain other applicable requirements, for a shareholder proposal or nomination to be properly brought before an annual meeting by a shareholder, such shareholder generally must have given notice thereof in proper written form to our Corporate Secretary not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. Our By-Laws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or defer a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Special Meetings of Shareholders

Our By-Laws deny shareholders the right to call a special meeting of shareholders. Our By-Laws provide that only the Board may call special meetings of the shareholders. Stockholders are permitted under our By-Laws to act by written consent in lieu of a meeting.

Delaware General Corporation Law

We are a Delaware corporation and consequently are also subject to certain anti-takeover provisions of the DGCL. Subject to certain exceptions, Section 203 of the DGCL prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our Board or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person. Section 203 makes it more difficult for an interested stockholder to effect various business combinations with a corporation for a three-year period. This statute could prohibit or delay mergers or other takeover or change in control attempts not approved in advance by our Board and as a result could discourage attempts to acquire us, which could depress the market price of our common stock.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement or free writing prospectus a description of any debt securities, warrants, subscriptions rights to purchase common stock or preferred stock, depositary shares, stock purchase contracts or units that may be offered under this prospectus.

PLAN OF DISTRIBUTION

The securities being offered hereby may be sold by us:

•	through underwriters or dealers;

•	through agents;

•	directly to purchasers, including our affiliates;

•	through a combination of any such methods of sale; or

•	through any other methods described in the applicable prospectus supplement or free writing prospectus.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement or a free writing prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy this information at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, Room 1580, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of the site is http://www.sec.gov.

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this document or incorporated by reference subsequent to the date of this document.

This prospectus incorporates by reference the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information in the documents or filings that is deemed to have been furnished and not filed) prior to the termination of the offering.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on February 17, 2009;

•	Our Current Report on Form 8-K filed with the SEC on January 29, 2009; and

•	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on June 17, 1997.

You may also request a copy of any documents incorporated by reference in this prospectus (including any exhibits that are specifically incorporated by reference in them), at no cost, by writing or telephoning us at the following address or telephone number:

AutoNation, Inc.
110 S.E. 6th Street
Fort Lauderdale, FL 33301
Attention: Legal Department
Telephone: (954) 769-6000

LEGAL MATTERS

C. Coleman G. Edmunds, Senior Vice President, Deputy General Counsel and Assistant Secretary of the Company will pass upon the validity of any securities issued under this prospectus. Mr. Edmunds owns shares of our common stock, and holds stock options and restricted stock awards and may receive additional awards in the future. Any underwriters will be represented by their own legal counsel.

EXPERTS

The consolidated financial statements of AutoNation, Inc. as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2008 consolidated financial statements refers to the adoption of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes — An Interpretation of FASB Statement No. 109, Accounting for Income Taxes, effective January 1, 2007.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses to be borne by us in connection with the sale of the securities being registered hereby.

Amount to be Paid

Registration fee	$	*
Printing	$	**
Legal fees and expenses	$	**
Accounting fees and expenses	$	**
Miscellaneous expenses	$	**
Trustee fees and expenses	$	**

TOTAL	$	**

*	Omitted because the registration fee is being deferred pursuant to Rule 456(b).

**	Not presently known.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach by a director of the duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends, or for unlawful stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

The Certificate of Incorporation further provides that the Board shall have all powers and authority which may be granted to a board of directors of a corporation under the Delaware General Corporation Law (the “DGCL”) to provide indemnification for directors, officers, employees, and/or agents of the Company to the fullest extent permitted by law, subject however, to the rules against limitation on liability of directors as set forth in Section 102 of the DGCL, as amended from time to time.

Article VII of the Amended and Restated By-Laws of the Company (the “By-Laws”) provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, such person had no reasonable cause to believe his conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

The By-Laws provide that the Company’s obligation to indemnify directors and officers of the Company applies to actions brought by or in the right of the Company as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made (i) unless the indemnified person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company or (ii) in the event such person seeking indemnity was adjudged to be liable to the Company, unless the court, in its discretion, believes that in light of all the circumstances indemnification should nonetheless apply.

The By-Laws provide that the Company may, to the extent authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to employees and agents of the Company similar to those rights conferred to directors and officers of the Company under Article VII.

The By-Laws provide that any decision as to indemnification, unless ordered by a court, shall be made: (a) by a majority vote of the directors who are not parties to such action, suit or proceeding (“disinterested directors”), even though less than a quorum; (b) by a committee of disinterested directors designated by a majority vote of all disinterested directors, even though less than a quorum; (c) if there are no such disinterested directors, or if such directors so direct, by independent legal counsel in a written opinion; or (d) by the stockholders. However, the By-Laws provide that a present or former director or officer of the Company who has been successful on the merits or otherwise in defense of any action, suit or proceeding for which indemnification would be appropriate as described above shall be indemnified without the necessity of authorization in the specific case.

The By-Laws provide that the Company shall pay expenses incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by such person to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification. Indemnification pursuant to these provisions is not exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer.

The Company may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company. Under an insurance policy maintained by the Company, the directors and officers of the Company are insured, within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings, and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of being or having been such directors or officers.

ITEM 16.	EXHIBITS

Exhibit No.	Document

1.1	Form(s) of Underwriting Agreement*
4.1	Form of Indenture
4.2	Third Amended and Restated Certificate of Incorporation of AutoNation, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on August 13, 1999)
4.3	Amended and Restated By-Laws of AutoNation, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on February 8, 2008)
5.1	Opinion of Coleman Edmunds, Senior Vice President, Deputy General Counsel and Assistant Secretary of the Company
12.1	Statement regarding computation of Consolidated Ratio of Earnings to Fixed Charges
23.1	Consent of KPMG LLP
24.1	Power of Attorney (included on the signature page of the Registration Statement)
25.1	Statement of Eligibility of Trustee on Form T-1*

*	To be filed, if necessary, after the effectiveness of this registration statement as an exhibit to a post-effective amendment hereto or to be filed with the SEC under the Exchange Act of 1934.

ITEM 17.	UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned Registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, Florida, on February 16, 2009.

AUTONATION, INC.

By:	/s/ Michael J. Jackson
Name:     Michael J. Jackson

Title:	Chairman of the Board and Chief Executive Officer

POWERS OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that the individuals whose signature appears below hereby constitute and appoint Michael J. Jackson and Jonathan P. Ferrando, and each of them severally, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments and amendments filed pursuant to 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or of his substitute or substitutes, may lawfully do to cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Michael J. Jackson Michael J. Jackson	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	February 16, 2009

/s/ Michael J. Short Michael J. Short	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 16, 2009

/s/ Michael J. Stephan Michael J. Stephan	Vice President — Corporate Controller (Principal Accounting Officer)	February 16, 2009

/s/ Rick L. Burdick Rick L. Burdick	Director	February 16, 2009

/s/ William C. Crowley William C. Crowley	Director	February 16, 2009

/s/ David B. Edelson David B. Edelson	Director	February 16, 2009

Signature	Title(s)	Date

/s/ Kim C. Goodman Kim C. Goodman	Director	February 16, 2009

/s/ Robert R. Grusky Robert R. Grusky	Director	February 16, 2009

/s/ Michael E. Maroone Michael E. Maroone	Director	February 16, 2009

/s/ Carlos A. Migoya Carlos A. Migoya	Director	February 16, 2009

EXHIBIT INDEX

1.1	Form(s) of Underwriting Agreement*
4.1	Form of Indenture
4.2	Third Amended and Restated Certificate of Incorporation of AutoNation, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on August 13, 1999)
4.3	Amended and Restated By-Laws of AutoNation, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on February 8, 2008)
5.1	Opinion of Coleman Edmunds, Senior Vice President, Deputy General Counsel and Assistant Secretary of the Company
12.1	Statement regarding computation of Consolidated Ratio of Earnings to Fixed Charges
23.1	Consent of KPMG LLP
24.1	Power of Attorney (included on the signature page of the Registration Statement)
25.1	Statement of Eligibility of Trustee on Form T-1*

*	To be filed, if necessary, after the effectiveness of this registration statement as an exhibit to a post-effective amendment hereto or to be filed with the SEC under the Exchange Act of 1934.